As filed with the Securities and Exchange Commission on May 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	11-6040273
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(Address and zip code of principal executive offices)

Weight Watchers International, Inc. 2014 Stock Incentive Plan

(Full title of the plan)

Debra Cotter, Esq.

Weight Watchers International, Inc.

675 Avenue of the Americas, 6th Floor

New York, New York 10010

(212) 589-2700

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Kenneth Wallach, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(a)	Proposed maximum offering price per share(b)	Proposed maximum aggregate offering price(b)	Amount of registration fee(b)
Common stock, no par value per share	3,500,000	$22.98	$80,430,000	$10,360

(a)	Covers an aggregate of 3,500,000 shares of Weight Watchers International, Inc. common stock, no par value (the “Common Stock”), approved for issuance under the Weight Watchers International, Inc. 2014 Stock Incentive Plan (the “2014 Stock Incentive Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the 2014 Stock Incentive Plan to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(b)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of registration fee and are based on the average of the high and low prices of shares of Common Stock as reported on the New York Stock Exchange on May 6, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that Weight Watchers International, Inc. (the “Registrant”) has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed on February 26, 2014;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014, filed on May 8, 2014;

(c)	the Registrant’s Current Reports on Form 8-K, filed on March 13, 2014 and April 3, 2014 (other than those portions “furnished” to the Commission); and

(d)	the description of the Registrant’s common stock, no par value, under the heading “Description of Capital Stock” included in its Registration Statement on Form S-1 incorporated by reference in its Registration Statement on Form 8-A under Section 12(b) of the Exchange Act filed on November 9, 2001, as amended by the Form 8-A/A filed on January 6, 2012, and including any further amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission), shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Registrant’s Amended and Restated Articles of Incorporation (the “Articles”) require, the Registrant to indemnify its directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification, unless limited by a corporation’s articles of incorporation, when a director or officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation. The VSCA provides that a corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The Articles require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

The VSCA establishes a statutory limit on liability of directors and officers of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of the corporation’s shareholders and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of a director or officer shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law. As permitted by the VSCA, the Articles eliminate the liability for monetary damages of a director or officer in a proceeding brought by or in the right of the Registrant or brought by or on behalf of the Registrant’s shareholders. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law.

The Registrant also carries insurance on behalf of its directors, officers, employees and agents that may cover liabilities under the Securities Act. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are incorporated herein by reference.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

4.1	Weight Watchers International, Inc. 2014 Stock Incentive Plan is incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2014 (File No. 001-16769).

4.2	Amended and Restated Articles of Incorporation of Weight Watchers International, Inc. are incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A as filed on January 6, 2012 (File No. 001-16769).

4.3	Articles of Amendment to the Articles of Incorporation, as Amended and Restated, of Weight Watchers International, Inc. to Create a New Series of Preferred Stock Designated as Series B Junior Participating Preferred Stock, adopted as of November 14, 2001 are incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A as filed on January 6, 2012 (File No. 001-16769).

4.4	Amended and Restated Bylaws of Weight Watchers International, Inc., as of November 14, 2013 are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on November 18, 2013 (File No. 001-16769).

4.5	Specimen of stock certificate representing Weight Watchers International, Inc.’s common stock, no par value, is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A as filed on January 6, 2012 (File No. 001-16769).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).

Item 9.	Undertakings.

(1) The undersigned Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 8th day of May, 2014.

WEIGHT WATCHERS INTERNATIONAL, INC.
(Registrant)

By:	/s/ James Chambers
Name:	James Chambers
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Chambers and Nicholas P. Hotchkin, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, in connection with this Registration Statement, to sign any and all amendments or supplements to this Registration Statement, including any and all stickers and post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 6th day of May, 2014.

Signature	Title

/s/ James Chambers	President, Chief Executive Officer and Director (Principal Executive Officer)
James Chambers

/s/ Nicholas P. Hotchkin	Chief Financial Officer (Principal Financial and Accounting Officer)
Nicholas P. Hotchkin

/s/ Raymond Debbane	Director
Raymond Debbane

/s/ Steven M. Altschuler	Director
Steven M. Altschuler

/s/ Philippe J. Amouyal	Director
Philippe J. Amouyal

/s/ Cynthia Elkins	Director
Cynthia Elkins

/s/ Marsha Johnson Evans	Director
Marsha Johnson Evans

/s/ Jonas M. Fajgenbaum	Director
Jonas M. Fajgenbaum

/s/ Sacha Lainovic	Director
Sacha Lainovic

/s/ Christopher J. Sobecki	Director
Christopher J. Sobecki

EXHIBIT INDEX

Exhibit Number	Description

4.1	Weight Watchers International, Inc. 2014 Stock Incentive Plan is incorporated herein by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 3, 2014 (File No. 001-16769).

4.2	Amended and Restated Articles of Incorporation of Weight Watchers International, Inc. are incorporated herein by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A as filed on January 6, 2012 (File No. 001-16769).

4.3	Articles of Amendment to the Articles of Incorporation, as Amended and Restated, of Weight Watchers International, Inc. to Create a New Series of Preferred Stock Designated as Series B Junior Participating Preferred Stock, adopted as of November 14, 2001 are incorporated herein by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A as filed on January 6, 2012 (File No. 001-16769).

4.4	Amended and Restated Bylaws of Weight Watchers International, Inc., as of November 14, 2013 are incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K as filed on November 18, 2013 (File No. 001-16769).

4.5	Specimen of stock certificate representing Weight Watchers International, Inc.’s common stock, no par value, is incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A as filed on January 6, 2012 (File No. 001-16769).

5.1	Opinion of Hunton & Williams LLP.

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included on signature page).